Exhibit 11




     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the inclusion in this Post-Effective Amendment Number 16 to Registration Statement Number 33-5501 (Form N-1A) of our report dated November 27, 1996, on the financial statements and financial highlights of The Rodney Square Strategic Fixed-Income Fund for the year ended October 31, 1996, included in the 1996 Annual Report to Shareholders.




Baltimore, Maryland
December 18, 1996